Sub-Item 77I:  Terms Of New Or Amended Securities.

Pursuant to the Articles Supplementary for The Hartford Mutual Funds II, Inc. (“Company”), effective October 25, 2006, the Board of Directors of the Company established a new class of shares, Class R shares for The Hartford SmallCap Growth Fund, The Hartford Growth Fund, The Hartford Growth Opportunities Fund, and The Hartford Value Opportunities Fund.  Shares of the Company’s Class R common stock have all of the rights, preferences and privileges as set forth in the Company’s previously filed Articles of Amendment and Restatement and as set forth in the Company’s current prospectus, statement of additional information and multiple class plan.

Pursuant to the Articles of Amendment and Restatement of The Hartford Mutual Funds II, Inc. (“Company”), effective February 9, 2007, the Board of Directors of the Company reclassified Class H, Class M, and Class N shares as Class L shares for each of The Hartford Growth Fund, The Hartford Growth Opportunities Fund, The Hartford SmallCap Growth Fund, The Hartford Tax-Free Minnesota Fund, The Hartford Tax-Free National Fund, The Hartford U.S. Government Securities Fund, and The Hartford Value Opportunities Fund.  The Board of Directors of the Company also reclassified Class E shares as Class Y shares for each of The Hartford Tax-Free Minnesota Fund, The Hartford Tax-Free National Fund, and The Hartford U.S. Government Securities Fund.  Class Z shares of The Hartford Growth Opportunities Fund were reclassified as Class Y shares.  Shares of the Company’s Class L and Y common stock have all of the rights, preferences and privileges as set forth in the Company’s filed Articles of Amendment and Restatement and as set forth in the Company’s current prospectus, statement of additional information and multiple class plan.

Pursuant to the Articles Supplementary for The Hartford Mutual Funds II, Inc. (“Company”), effective March 14, 2007, the Board of Directors of the Company established an additional share Class I for The Hartford Tax-Free National Fund.  Shares of the Company’s Class I common stock have all of the rights, preferences and privileges as set forth in the Company’s previously filed Articles of Amendment and Restatement and as set forth in the Company’s current prospectus, statement of additional information and multiple class plan.